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PRESS RELEASE

                                                  CB Richard Ellis, Inc.
                                                  970 W. 190th Street, Suite 700
                                                  Torrance, CA 90502
                                                  T 310 354 5065
                                                  F 310 380 5149
                                                  www.cbre.com


FOR IMMEDIATE RELEASE

For further information:
Victor Dominguez         Steve Iaco
CB Richard Ellis         Insignia Financial Group
310 354 5064             212 984 6535


                                CB RICHARD ELLIS
                    TO ACQUIRE INSIGNIA FINANCIAL GROUP, INC.

                PLANNED MERGER WOULD CREATE GLOBAL MARKET LEADER
                             IN REAL ESTATE SERVICES


LOS ANGELES AND NEW YORK, FEBRUARY 18, 2003 - CB Richard Ellis today announced it has entered into a definitive agreement to acquire Insignia Financial Group, Inc. (NYSE:IFS) for $11.00 per share of common stock in cash, plus the potential for incremental consideration. Upon completion, the transaction would create a real estate services company with revenues exceeding $1.8 billion, 16,000 employees in 47 countries, and market leadership positions in major business centers, including New York, Los Angeles, Chicago, London, Paris and Hong Kong.

The all-cash transaction is valued at approximately $415 million, including repayment of net debt and redemption of preferred stock, and is subject to Insignia shareholder approval and other conditions.

Insignia will endeavor to sell certain real estate assets prior to the closing of the transaction. To the extent that Insignia is able to realize more than $45 million in cash for these assets, the amount received over $45 million will be paid to shareholders, up to an additional $1.00 per


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share of Insignia common stock. There can be no assurance that Insignia will achieve more than $45 million through the asset sales.

Upon closing, the combined company will operate globally as CB Richard Ellis, and is expected to:

     o generate $90 billion of annual sales and leasing transactions (based on 2001 activity)

     o rank as the world's largest commercial property manager, with a combined portfolio of nearly 850 million sq. ft. on a worldwide basis

     o conduct $32 billion in capital markets transactions, including property sales and mortgage banking

     o manage more than $13 billion in assets, primarily for institutional partnerships

     o    conduct in excess of $290 billion of appraisals

     o offer the industry's largest proprietary market research infrastructure, including nearly 300 local market research professionals, complemented by the macro-analytical and forecasting capabilities of its Torto-Wheaton Research unit

In addition to Insignia shareholder approval, the transaction, which is expected to close in June, is subject to the receipt of financing and regulatory approvals. The combination will reunite the Richard Ellis name and brand into one organization. In 1998, Insignia acquired the U.K. operations of Richard Ellis and CB Richard Ellis, then known as CB Commercial, acquired the international operations of Richard Ellis.

To finance the transaction, CB Richard Ellis will receive a cash contribution of up to $145 million from Blum Capital Partners. CB Richard Ellis has also received a commitment from Credit Suisse First Boston for the necessary debt financing. CB Richard Ellis was taken private in July 2001 in an $800 million management buyout transaction led by Blum Capital Partners.

MARKET LEADER

"Insignia is the perfect, hand-in-glove complement for our global platform," said Ray Wirta, chief executive officer of CB Richard Ellis. "The new entity will offer clients the optimal balance of worldwide reach and specialized services."


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"We always believed that CB Richard Ellis would be an important platform in a consolidating industry," said Richard Blum, chairman, Blum Capital Partners, the company's controlling shareholder. "This management team continues to deliver strong performance - which we know will be further enhanced by the combined enterprise. Blum Capital is pleased to provide the equity capital for the next stage of growth for CB Richard Ellis."

Stephen B. Siegel, chairman of Insignia's U.S. commercial real estate services operation, Insignia/ESG, said, "Insignia's clients will be big winners in this marriage. CB Richard Ellis' broad scope of services and leading position in major markets will provide my Insignia colleagues and me the opportunity to address client needs more comprehensively than ever before."

"This will be a winning transaction for Insignia's shareholders, clients and employees, and will fulfill the strategy we have been developing since the AIMCO transaction in 1998," said Andrew L. Farkas, Insignia's chairman and chief executive officer. "Particularly in the current weak environment, our shareholders will achieve solid value for an enterprise that the public markets consistently undervalue. We are pleased with the EBITDA multiple being paid." Mr. Farkas will continue as chief executive officer of the Insignia businesses through the transaction's closing in June.

LEADERSHIP OF COMBINED COMPANY
Upon completion of the transaction, Messrs. Wirta and Brett White, president of CB Richard Ellis, will continue in their current positions. Mr. Siegel will join CB Richard Ellis as chairman of global brokerage. In Europe, Insignia's Alan Froggatt and Mike Strong will head CB Richard Ellis' European operation.

ABOUT  CB RICHARD ELLIS
Headquartered in Los Angeles, CB Richard Ellis is one of the world's leading real estate services companies. With approximately 10,000 employees, the Company serves real estate owners, investors and occupiers throughout approximately 250 owned and affiliated offices in 47 countries. The Company's core services portfolio includes property sales, leasing and management, corporate services, facilities and project management, mortgage banking, investment management, capital markets, appraisal and valuation, research, and consulting.


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The Company reported net revenues of $1.17 billion in 2001. For more information about CB Richard Ellis, visit the Company's Web site at www.cbre.com


ABOUT INSIGNIA FINANCIAL GROUP, INC.

Insignia Financial Group, Inc. (NYSE:IFS), based in New York, is among the world's foremost real estate services and investment banking firms with leadership positions in the commercial and residential sectors. Its major operating units are: Insignia/ESG, one of the largest providers of commercial real estate services in the United States; Insignia Richard Ellis, one of the premier real estate services firms in the United Kingdom; Insignia Bourdais, one of France's premier commercial real estate services companies; Insignia Douglas Elliman, one of the largest providers of residential sales and rental brokerage in the New York City market; and Insignia Residential Group, the largest manager of cooperative and condominium housing in the New York metropolitan area. Insignia also deploys its own capital, together with the capital of third-party investors, in principal investment activities, including co-investment in existing assets and real estate development, and provides investment management services to investment funds sponsored by the Company. Additional information about the Company is available on the corporate Web site at www.insigniafinancial.com.


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In connection with the merger, Insignia will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF INSIGNIA ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Corporate Communications, Insignia Financial Group, Inc., 200 Park Avenue, New York, New York 10166 (Telephone: (212) 984-6515). In addition, documents filed with the SEC by Insignia will be available free of charge at the SEC's web site at www.sec.gov.

Information regarding the identity of the persons who may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Insignia in connection with the transaction, and their interests in the solicitation, will be set forth in a proxy statement that will be filed by Insignia with the SEC.


Certain items discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and, as such, involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Companies to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Statements which make reference to the expectations or beliefs of the Companies or any of its management are such forward-looking statements, including statements concerning the performance of the Companies or any of its business units, and the business outlook for, and the Companies' expected performance in 2003. Such forward-looking statements speak only as of the date of this press release. The Companies expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Companies' expectations with regard thereto or any change in events, conditions or circumstances upon which any such statement is based.


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